EXHIBIT 10.20

                              FIRST AMENDMENT TO
                              CONSULTING AGREEMENT



THIS FIRST AMENDMENT is entered into by and between Day Runner, Inc., a Delaware corporation (the "Company"), and Alan R. Rachlin, a resident of Virginia who is operating a consulting business as a sole proprietorship ("Consultant"), and shall be effective as of April 21, 1999 (the "Effective Date").

         A. The Company and Consultant entered into a consulting agreement effective as of April 22, 1997 (the "Consulting Agreement"). All capitalized terms not otherwise defined shall have the meaning set forth in the Consulting Agreement.

         B. The Company and Consultant desire to amend the Consulting Agreement as set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the receipt of which are hereby acknowledged, the Company and Consultant agree as follows:

         1. The Term shall continue through and including May 21, 1999.

         2. All other terms and conditions of the Consulting Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Consulting Agreement as of the effective date.

DAY RUNNER, INC.                                            ALAN R. RACHLIN



By:  /s/ Mark Vidovich                                      /s/ Alan R. Rachlin
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       Mark Vidovich, Chairman                               Alan R. Rachlin